A G R E E M E N T

         THIS AGREEMENT, made this 17th day of September 1996, among MUSIC MARKETEERS, INC., a corporation organized under the Laws of Louisiana
(hereinafter referred to as "Music") JOSEPH VALENZIANO, individually and representative of the stockholders (hereinafter referred to as "Sellers"); and PLANET ENTERTAINMENT, (hereinafter referred to as "Planet").

         WHEREAS, Purchaser wishes to acquire all of the assets of Music in exchange for the issuance of a series of notes in the total amount of ONE HUNDRED THOUSAND DOLLARS ($l00,000); and the assumption of certain debts and obligations of Music; and

         WHEREAS the Seller is the sole owner or representative of all owners of all the outstanding stock of Music; and

         WHEREAS Music is the owner of certain rights to a library of master recordings, copyrights, accounts receivable and the right to develop other musical arrangements; and

         WHEREAS Seller is willing to sell all the assets of Music to Planet subject to the assumption of certain defined liabilities

         NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, the parties hereto agree as follows:

         SECTION 1. The closing for the purchase and sale of the Transferred Assets shall take place at the offices of Frohling, Hudak & McCarthy, P.C. on September 20, 1996 (the "Closing Date").

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Said date may be extended upon the mutual agreement of the parties but not later than September 30, 1996.

         SECTION 2. Seller and Music agree to transfer, assign and/or deliver all rights and title to the following "Transferred assets":

         (a) master recording library as set forth on Schedule A attached hereto and made a part hereof;

         (b) any and all copyrights and trademarks including but not limited to any pending applications for copyright or trademark.

         (c) any tangible or intangible rights pertinent to or associated with or owned by Music and the Sel1er, their accounts receivables, or contract receivables as specifically set forth herein.

         (d) any and all furniture, equipment, and accounts receivable of Music.

         SECTION 3. In consideration for the transfer of Assets, Planet shall pay and deliver to Seller and Music the following:

         (a) Planet shall execute a series of promissory note in the total amount of ONE HUNDRED THOUSAND DOLLARS ($100,000), bearing interest at the prime rate, as quoted by Chase Bank, payable within five years.

         (c) Planet will assume three promissory note obligations of Seller in the total aggregate amount of 1.25 million dollars.

         (d) Planet will assume the consulting agreement with Marshall Sehorn.

         SECTION 4. Seller and Music hereby represent and warrant to Planet that on the date hereof and as of the Closing Date:

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         (a) Music is a corporation  duly  organized and in good standing  under the laws of the State of Louisiana, and which has duly authorized capital stock of ________shares of Common Stock, ____ par value of which shares have been and will be validly issued, fully paid and nonassessable as of the date of closing.

         (b) Seller is the owner of all the outstanding Common Stock of Music.

         (c) The Transferred Assets to be conveyed to Planet will be free and clear of any and all security interests, pledges, claims, liens, equities or encumbrances whatsoever and, upon the consummation of the transactions herein contemplated, Planet will have acquired good and marketable title to the Transferred Assets, free and clear of any and all claims, liens, security interests, pledges, equities or encumbrances, except as provided for herein.

         (d) There are no outstanding rights, options, warrants, contracts, commitments or demands of any character which would require the transfer or pledge by Music of any interest in the Transferred Assets.

         (e) All tax returns, Federal, State and local, required to be filed by Music will have been filed as of the closing date. Such returns will be true and correct based on the information reasonably available to Planet and all taxes (including penalties or interest) imposed by any government or other taxing authority in respect to income or with respect to the operation or ownership of

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property by Music up to and  including the date hereof have been paid in full by
Music. No taxing agency or authority is engaged in any audit or examination of Music and any deficiencies which have been brought to the attention of Music resulting from any audits of its tax returns have been paid in full prior to the date of this Agreement.

         (f) Other than this Agreement, Music is not a party to any lease or agreement whatsoever or liabilities of any nature effecting the Transferred Assets except as set forth in Section 3(b) and (c) hereof. At closing, the Seller will cause Music to deliver to Planet true and correct copies of the Articles of Incorporation, Minutes, Corporate Seal and Corporate By-laws, and all amendments thereto, of Music and a Bill of Sale as to the Transferred Assets.

         (g) There are no lawsuits, proceedings, judgments or orders pending or threatened against Music or any of its respective officers or directors in their official capacities as officers or directors of Music before any court or governmental agency or body, foreign or domestic, or before any arbitration tribunal, and to the knowledge of counsel for Music there is no governmental investigation relating to Music or any pending legislation or governmental regulation which would materially adversely affect the title to as value of the Transferred Assets.

         (h) All corporate action required to be taken by Seller or Music to authorize Music and Seller to sell, convey and transfer

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the Transferred  Assets to Planet has been taken or will be taken as of the date of closing. Music and Seller will have full power and authority to transfer and deliver the Transferred Assets to Planet and to execute and perform this Agreement. The execution and performance of this Agreement, the sale and delivery of the Transferred Assets of Music will not violate any provision of law or any contract or agreement by which Music or Seller are bound. This Agreement has been duly executed and delivered by Music and Seller and constitutes the valid and legally binding obligation of Seller and Music enforceable in accordance with its terms. No approval or authorization of, or filing with any Federal, State, municipal or other governmental commission, board or agency is required in connection with the sale, conveyance, transfer and delivery of the Stock.

         (i) Music has stockholders holding ______ Hundred shares of Music's Common Stock.

         (j) Music has delivered a true and complete list, as of the date of this Agreement, certified by Music's Secretary, showing the names of Music's directors and officers.

         (k) Planet will receive at closing a Certificate verifying the existence and title of Music's Transferred Assets.

         (1) No action or proceeding has been instituted by or before any court or other governmental body, nor has such action or proceeding been threatened, to restrict, prohibit or invalidate the transactions contemplated by this Agreement or otherwise affect

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the rights of any party to the Agreement.

         (m) All actions, proceedings, instruments and documents required to carry out this Agreement and all other related legal matters have been approved by counsel for Planet.

         SECTION 5. Planet, knowing that Seller and Music are relying on the following, hereby represents and warrants that the execution and performance of this Agreement will not violate any provision of law applicable to Planet or any contract or agreement by which Planet is bound. This Agreement constitutes a legally valid and binding obligation of Purchaser enforceable in accordance with its terms.

         SECTION 6. (a) From the date hereof, Seller and Music agree to allow Planet, its attorneys, employees, representatives, and accountants free access at all reasonable times during customary business hours to the records, files, and correspondence of Music as well as to all information relating or otherwise pertaining to Music.

         (b) Seller and Music will use their respective best efforts to assure that all of its representations and warranties contained herein are true in all material respects as of the Closing as if repeated at and as of such time, and that no material breach or default occurs with respect to any of its covenants contained herein that have not been cured by the Closing Date.

         SECTION 7. The obligation of Planet to complete the closing is subject to the fulfillment, on the Closing Date or

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within seven (7) days of the Closing Date,  of each of the following  conditions any one or more of which may be waived by Purchaser:

         (a) Music's and Sellers representations and warranties contained in this Agreement shall be true and correct in all material respects at the Closing Date as if made at the Closing and as of the Closing Date.

         (b) All covenants and agreements to be performed hereunder by Music and Seller and all matters contemplated herein to be performed by Music at or prior to the closing shall have been performed in all material respects.

         (c) Planet shall have received a certificate of Music dated as of the Closing Date, signed by the President of Music annexed hereto as Exhibit C, to the effect the matters set forth in Subsections 5(a), and 5(b), are true and correct.

         (d) Seller and Music shall have delivered to Purchaser, except as otherwise requested in writing by Purchaser prior to or on the Closing Date, a Bill of Sale as to all Transferred Assets free and clear.

         (e) There shall have been obtained from the appropriate federal, state, municipal, or other governmental or administrative bodies or courts all such approvals, certificates, clearances, or consents, if any, as may be required to permit the change of ownership of the shares herein provided for.

         (f) Music shall deliver to Planet the favorable opinion of ______, Esq. in form, scope and substance satisfactory to

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Planet's  counsel,  dated as of the Closing Date, that Music is a Corporation in good standing and the stock certificates issued as stated in Subsection 2(a) are authorized acts of the Company; that the representations and warranties of Subsections 2(a), (b), (c), (e), (f), and (g), are true; and that such counsel does not know or have any reasonable grounds to know of any litigation, proceedings or governmental investigation pending or threatened against the Transferred Assets or relating to Music, its property or business.

         SECTION 8. The obligation of Seller and Music to complete the closing is subject to the fulfillment, prior to or on the Closing Date of each of the following conditions, any one or more of which may be waived by Seller and
Music:

         (a) Planet's representations and warranties contained in this Agreement shall be true and correct in all material respects at the Closing Date as if made at the Closing and Date;

         (b) All covenants and agreements to be performed hereunder by Planet at or prior to the Closing shall have been performed in all material respects;

         (c) Seller and Music shall have received a certificate of Planet dated as of the Closing Date to the effect that the matters set forth in Subsections 6
(a) and (b) have been satisfied.

         (d) No action or proceeding shall have been instituted or threatened for the purpose or with the probable effect of enjoining or preventing the consummation of this Agreement.

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         SECTION 9.  Seller and Music hereby agree to  indemnify,  save and hold harmless Planet and its successors and assigns, of and from any damage, liability, claim, loss or deficiency (including, without limitation reasonable attorney's fees and expenses incident to a suit, action or proceeding), provided Seller and Music have been given notice and an opportunity to defend any matter arising out of or resulting from any damage, liability, claim, loss or deficiency, in connection with the terms of this Agreement and will pay to Planet and its successors and assigns, on thirty (30) days notice, the full amount of any and all sums which Planet or any successor or assign, may pay or become obligated to pay on account of (i) any material inaccuracies in any representations or the breach of any covenant or warranty made by Seller or Music hereunder, (ii) any material failure of Seller or Music to duly perform or observe any term, provision, covenant, agreement or condition hereunder on the part of Seller to be performed or observed.

         SECTION 10. Planet hereby agrees to indemnify and hold harmless Seller and Music at all times after the date of this Agreement, provided Planet has been given notice and an opportunity to defend any matter against and in respect of: (a) any damage or deficiency resulting from any misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of Planet under this Agreement, or from any misrepresentation of or omission from any certificate or other instrument furnished or to be

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furnished to Planet hereunder; and (b) all actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident to any of the foregoing. Planet shall reimburse Seller and Music on thirty (30) days notice for any payment made by Seller or Music at any time after the Closing, in respect of any liability or claim to which the foregoing indemnity relates.

         SECTION 11. Music and Seller hereby represent that it is acquiring the Planet Common Stock hereunder for investment purposes only with no present intention of reselling or otherwise distributing the same, except in compliance with the registration requirements under the Act or an exemption therefrom.

         SECTION 12. At the Closing, Seller shall deliver to Planet, free and clear of all encumbrances, certificates for the Music shares exchanged by Seller in negotiable form, with all requisite stock transfer stamps attached, and Planet, subject to the terms and conditions hereof, shall deliver to Seller, Planet's note and shares of Common Stock of Planet constituting the purchase price.

         SECTION 13. All notices hereunder shall be in writing and will be deemed to have been given if delivered personally or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as respectively indicated below or by a notice hereunder:


         (a)   if addressed to Seller:

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         (b)   if addressed to Music:

         (c)   If addressed to Planet:

               Joseph Venneri, President
               222 Highway 35 South
               Middletown, New Jersey

               cc:  Frohling, Hudak & Mccarthy P.C.
                    425 Eagle Rock Avenue
                    Suite 200
                    Roseland, New Jersey 07068

         SECTION 14. Neither this Agreement nor any provisions hereof may be modified, changed, discharged or terminated except by instrument in writing signed by the parties hereto.

         SECTION 15. All representations, warranties and agreements contained herein shall survive the execution of this Agreement and the delivery of the Common Stock to be purchased by Planet pursuant hereto. All statements contained in any certificate or other instrument delivered by Seller, Music and Planet pursuant to this Agreement or in connection with the transactions contemplated by this Agreement shall constitute representations and warranties by Seller or Purchaser respectively under this Agreement.

         SECTION 16. This Agreement may be executed in several counterparts, in person or by facsimile and each executed copy will constitute an original instrument but such counterparts shall together constitute but one and the same instrument.

         SECTION 17. This Agreement will be deemed to be a contract made under the laws of the State of New Jersey and the parties

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agree to be subject to the exclusive jurisdiction of the Courts of New Jersey.

         SECTION 18. All the terms, warranties, representations and provisions hereof will be binding upon and inure to the benefit of and be enforceable by and against the respective legal representatives, successors and assigns of the parties hereto.

         SECTION 19. The parties reserve the right to amend this agreement to include a subsidiary or affiliate of Purchaser formed specifically to affect the Purchase of Common Stock contemplated by this Agreement.

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IN WITNESS THEREOF, the parties have executed this Agreement


                                   SELLER:


Attest:                                 MUSIC MARKETEERS, INC.


                                        BY:  /s/ JOSEPH N. VALENZIANO
-----------------------------                -----------------------------------
                  , Secretary                    Joseph N. Valenziano, President


Witness:


/s/ SUE WALEA                           BY:
-----------------------------                -----------------------------------
    Sue Walea, Secretary                                             , President


                                   PURCHASER:


Attest:


/s/ WALLACE GIAKAS                      BY:  /s/ JOSEPH VENNERI
-----------------------------                -----------------------------------
    Wallace Giakas, Secretary                    Joseph Venneri, President

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